UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2007
INVERNESS MEDICAL INNOVATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of Principal Executive Offices) (Zip Code)
(781) 647-3900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Items
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Items
At a special meeting of the stockholders of Inverness Medical Innovations, Inc. (the “Company”) held on December 20, 2007, the stockholders duly approved and adopted a proposal to amend the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan, or the Plan, to increase the maximum number of shares of common stock issuable under the Plan by 3,000,000 shares from 8,074,081 shares to 11,074,081 shares. The Plan, as amended, also provides that different types of awards count differently against the total number of shares available under the Plan. Full value awards settled in stock, other than an award that is a stock option or other award that requires the grantee to purchase shares for their fair market value at the time of grant, will be counted against the overall share limitation as 3.0 shares. All other awards will continue to be counted against the overall share limitation as 1.0 shares. The Company’s principal executive officer, principal financial officer and its named executive officers, along with the Company’s other employees, are eligible to participate in the Plan.
The preceding description of the amendment to the Plan is a summary and is qualified in its entirely by reference to the copy of the Plan, which is attached as Appendix A to the Proxy Statement, as filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2007.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan (previously attached as Appendix A to the Company’s Proxy Statement filed on Schedule 14A as filed with the SEC on November 20, 2007)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
Date: December 20, 2007	By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel, Corporate & Finance

EXHIBIT INDEX

Exhibit No.	Description

10.1	Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan (previously attached as Appendix A to the Company’s Proxy Statement filed on Schedule 14A as filed with the SEC on November 20, 2007)